Exhibit 10.6

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

FIRST AMENDED AND RESTATED
CRUDE OIL MARKETING AGREEMENT
This First Amended and Restated Crude Oil Marketing Agreement (this "Agreement") is made and entered into this 1st day of August, 2016 (the "Effective Date") by and among Penn Virginia Oil & Gas, L.P. ("PVOG"), Republic Midstream Marketing, LLC ("Republic") and solely for purposes of Article V of this Agreement, Penn Virginia Corporation ("PVOG Guarantor"). PVOG and Republic may be referred to individually as a "Party" or collectively as the "Parties." This Agreement supersedes and replaces that certain Crude Oil Marketing Agreement, dated July 30, 2014, as amended on September 24, 2015, by and between the Parties.
WHEREAS, Republic is making a minimum volume commitment to the Kinder Morgan Crude & Condensate pipeline ("KMCC");
WHEREAS, PVOG desires to make a minimum volume commitment to sell 8,000 barrels per day of crude oil, and to deliver [***] crude oil (i) produced from PVOG-operated wells in Lavaca, Fayette, and Gonzalez Counties, Texas (insofar and only insofar as PVOG has the right to market such volumes) and (ii) produced from wells in Lavaca, Fayette, and Gonzalez Counties, Texas in which PVOG, on or after the Effective Date, resigns as operator (other than any resignation pursuant to a legitimate business purpose (other than circumvention of PVOG's obligations under Article I.3.)) and has the right to take its share of production in kind, to Republic or other parties [***] and to have the option to buy such barrels back at one or more delivery points [***] (the "KMCC Regulations Tariff");
WHEREAS, PVOG is making the Commitment (as defined below) to Republic to support Republic's minimum volume commitment to KMCC;
WHEREAS, the Parties desire to set forth the options available to PVOG to fulfill the Commitment; and
WHEREAS, the Parties desire to set forth the "form" Crude Oil Sale Agreement to be used by PVOG in the event it wishes to sell barrels outright to Republic (with no re-delivery obligation) at any location.
NOW THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, together with other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
ARTICLE I
PVOG'S MINIMUM VOLUME COMMITMENT TO REPUBLIC

1.
Minimum Volume Commitment. Subject to any Force Majeure Event and any Enumerated Circumstance (each as defined below), during each month during the Term (as defined below), PVOG agrees to deliver on an aggregate average daily basis at least 8,000 barrels per day of crude oil pursuant to one of the methods set forth in this Agreement (such amount, the "Commitment"). For the avoidance of doubt, the Commitment shall be determined on a monthly basis.

a.
In the event that PVOG's aggregate daily deliveries hereunder during any monthly period are less than the Commitment for that month, and no Over-Delivery Credits are then outstanding, then a deficiency (the "Deficiency") shall exist. PVOG will be obligated to pay to Republic an amount for each deficient barrel equal to the Transportation Deduction (such amount, the "Deficiency Fees").

b.
Republic shall invoice PVOG monthly for any Deficiency Fees. In the event that PVOG ships volumes in excess of the Commitment in any given month, PVOG shall be entitled to a credit against any Deficiency Fees assessed by Republic in the subsequent twelve (12) months, or any Deficiency Fees paid by PVOG in the preceding twelve (12) months, in an amount equal to the surplus barrels multiplied by the Transportation Deduction (each, an "Over-Delivery Credit"). Over-Delivery Credits shall first be applied to any Deficiency Fees paid by PVOG during the preceding twelve (12) months, and shall be credited during the month corresponding to the applicable Over-Delivery Credit.

c.
Over-Delivery Credits shall be applied only to volumes shipped in accordance with Article I, Section 2 below in excess of PVOG's Commitment for that month and shall be applied at all times on a first-in, first-out basis, so that the oldest month's Over-Delivery Credit is fully utilized before application of any subsequent month's Over-Delivery Credit. Over-Delivery Credits shall expire if not used by the end of the twelve (12) month period following the month during which such Over-Delivery Credit was created. At the end of the Term, any remaining unexpired or unutilized Over-Delivery Credits shall expire on the last day of the Term and will not be valid for use against any future shipments on KMCC.

2.	Volumes Credited Toward PVOG's Commitment. Republic shall count toward the satisfaction of the Commitment all volumes shipped under each of the following arrangements:

a.
PVOG Buy-Sell Volumes Delivered to KMCC. All crude oil volumes delivered and sold by PVOG to Republic at the PVOG Delivery Point (as defined below) and redelivered at a Republic Delivery Point (as defined below) pursuant to the provisions of Article II of this Agreement shall count toward the Commitment.

b.
PVOG Outright Sales to Republic. All crude oil volumes sold outright (i.e., with no redelivery option or obligation) by PVOG to Republic at either (i) the CDP (as such term is defined in that certain First Amended and Restated Transportation Agreement by and between Republic Midstream, LLC and PVOG dated the date

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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hereof) or (ii) the PVOG Delivery Point pursuant to Article III of this Agreement shall, in either case, count toward the Commitment.

c.
PVOG Outright Sales to Third Parties. All crude oil volumes sold outright by PVOG to third parties at either (i) the CDP or (ii) the PVOG Delivery Point ("Third Party Volumes") shall, in either case, count toward the Commitment so long as the following conditions are met:

i.
Such Third Party Volumes must be transported on KMCC or, if such Third Party Volumes are not transported on KMCC, the third party must pay fees for each such barrel of Third Party Volumes to Republic equivalent to the Transportation Deduction per barrel of Third Party Volumes;

ii.
If such Third Party Volumes are actually shipped on KMCC, the third party must enter into a crude oil purchase and sale agreement with Republic (each, a "Third Party Purchase and Sale Agreement") pursuant to which the third party will sell and deliver the Third Party Volumes to Republic at the PVOG Delivery Point and purchase and receive the Third Party Volumes at a Republic Delivery Point; and

iii.
For the avoidance of doubt, each Third Party Purchase and Sale Agreement shall include a marketing fee of [***] per barrel purchased and sold thereunder (the "Marketing Fee"). Notwithstanding the foregoing, the Marketing Fee shall not be payable unless and until the Midstream Pipeline (as defined below) is operational. The foregoing fees shall be payable by the third party and not by PVOG.

d.
Letter Agreement Regarding Buy-Sell Marketing Arrangements. The Parties acknowledge the existence of that certain Letter Agreement Regarding Buy-Sell Marketing Arrangements dated May 22, 2015, by and among the Parties and Republic Midstream, LLC, and agree that the terms set forth therein shall be incorporated in this Agreement for all purposes.

3.
[***]. Beginning on the Effective Date and to the extent available, PVOG agrees to deliver (pursuant to one of the methods set forth in this Agreement) [***] crude oil (i) produced from PVOG-operated wells in Lavaca, Fayette, and Gonzalez Counties, Texas, which shall include volumes attributable to non-operating working interest owners insofar and only insofar as PVOG has the right to market such volumes and the non-operators have not elected to take their share of such production in kind and (ii) produced from wells in Lavaca, Fayette, and Gonzalez Counties, Texas in which PVOG, on or after the Effective Date, resigns as operator (other than any resignation pursuant to a legitimate business purpose (other than circumvention of PVOG's obligations under this Article I.3.)) and has the right to take its share of production in kind. Notwithstanding the foregoing, PVOG shall be deemed to have satisfied this obligation if the monthly average of the daily volumes delivered in a given month equals or exceeds [***].

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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ARTICLE II
BUY-SELL OF VOLUMES TRANSPORTED ON KINDER PIPELINE
If PVOG desires to satisfy its volume commitment as provided in Article I, Section 2.a. above, then such transaction shall take the form of a buy-sell with Republic as specified below.
PVOG DELIVERY AND SALE TO REPUBLIC AT [***]

1.
Quantity. Each month, PVOG shall provide Republic with written notice as to the nominations and quantity of volumes of crude oil it expects to tender for purchase by Republic at the PVOG Delivery Point during the following month (the "Shipment Schedule"). The Shipment Schedule shall also set forth the applicable Republic Delivery Point(s) to which PVOG desires that Republic re-deliver the crude oil. PVOG may nominate volumes in excess of the Commitment. PVOG shall deliver and sell to Republic, and Republic shall receive and purchase from PVOG, the quantity tendered by PVOG up to the Commitment. To the extent PVOG timely nominates and tenders more than the Commitment, Republic shall receive and purchase from PVOG such excess, but only to the extent that Republic and KMCC, as applicable, have physical capacity in excess of other commercial commitments sufficient to receive such excess.

2.
Quality. The quality of the crude oil delivered by PVOG to Republic shall satisfy the requirements set forth in the KMCC Regulations Tariff (the "Specifications"). Republic will not be obligated to purchase crude oil that is contaminated or that otherwise fails to meet those Specifications ("Off-Spec Product"), except if such nonconformance is attributable to third party volumes commingled with PVOG's crude oil while in Republic or Republic Midstream, LLC's (or any applicable successor) control and possession.

3.	Price. For each barrel of crude oil sold and delivered by PVOG to Republic hereunder, Republic agrees to pay to PVOG the Base Price less the Transportation Deduction (each as defined below).

a.
"Base Price" means the calendar month average of the daily settlement price for the "Light Sweet Crude Oil" prompt month futures contracts reported by the New York Mercantile Exchange (NYMEX) from the first day of the delivery month through and including the last day of the delivery month, excluding weekends and NYMEX U.S. Holidays, plus the arithmetic average of the Daily Settlement Price for the Crude Contract reported by the NYMEX from the day the delivery month becomes the prompt trading month through the last day of trading for the delivery month, Trade Days Only, less the average of the daily settlement price for the second month NYMEX Crude Contract trading month the same period, times .6667 plus the arithmetic average of the Daily Settlement Price for the Crude Contract reported by the NYMEX from the day the delivery month becomes the prompt trading month through the last day of trading for the delivery month, Trade Days Only, less the average of the daily settlement price for the third month NYMEX contract trading over the same period, times .3333, plus or minus the average difference between Argus- LLS and Argus WTI-Cushing quotations for the applicable trading month.

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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b.
"Transportation Deduction" means the sum of (i) the Committed Shipper B Base Rate Transportation Rate as defined in the KMCC Rate Tariff (the "KMCC Rate Tariff"), as may be adjusted downward as set forth below, [***] (ii) the pipeline loss allowance charged by KMCC, which rate is currently a deduction of 0.250% of the crude oil received with an API Gravity at or below 45.0 degrees and 0.375% of the crude oil received with an API Gravity above 45.0 degrees at the PVOG Delivery Point to cover for losses associated with the transportation of crude oil on KMCC, (iii) any other fees reflected in the KMCC Regulations Tariff that are charged to Republic for PVOG's crude oil movements (as such fees may be adjusted downward as set forth below), and (iv) a marketing fee of [***] per barrel purchased and sold hereunder. Republic shall pass through all adjustments to the KMCC Rate Tariff and to the KMCC Regulations Tariff. [***].

c.
Rate Adjustments. The Committed Shipper B Base Rate Transportation Rate shall each first be adjusted effective July 1, 2017, and thereafter, effective on July 1st of each subsequent year during the Term in an amount not greater than the adjustments that are made each year to the Federal Energy Regulatory Commission or any successor governmental agency thereto ("FERC") regulated interstate oil pipelines by the application of the annual Oil Pipeline Index published by FERC in advance of the annual July 1st adjustment of each year (the "FERC Index"); provided, however, that the FERC Index shall not be applied to any rates under this Agreement in any year in which the published FERC Index is less than zero.

4.
Delivery Point / Title and Risk of Loss. Title and risk of loss shall pass from PVOG to Republic at the PVOG Delivery Point. PVOG shall deliver the crude oil delivered and sold to Republic hereunder at the outlet flange of the Midstream Pipeline immediately upstream of the inlet flange of KMCC's receipt point meter at the point of interconnection of the Midstream Pipeline with KMCC's Dewitt Station (the "PVOG Delivery Point"). The "Midstream Pipeline" means that certain 29 mile intrastate transportation pipeline system originating at the outlet flange of Republic Midstream, LLC's central delivery point in Lavaca County, Texas and extending to the interconnect of KMCC at Cuero in DeWitt County, Texas.

REPUBLIC SALE AND DELIVERY TO PVOG

5.
Resale Quantity. During the Term, Republic commits to deliver and sell to PVOG, and PVOG commits to receive and purchase from Republic, a quantity of crude oil equal to the nominations reflected in the applicable Shipment Schedule.

6.	Quality. The quality of the crude oil delivered by Republic to PVOG shall satisfy the Specifications.

7.
Delivery Point / Title and Risk of Loss. Title and risk of loss shall pass from Republic to PVOG at the Republic Delivery Point. Republic shall deliver the crude oil delivered and sold to PVOG hereunder at the insulating flange of Republic's or Republic's agent's LACT

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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unit at the receiving facilities at PVOG's designated resale point, which may include the following (each, a "Republic Delivery Point"):

a.	Phillips 66 Sweeny Refinery, Old Ocean, Texas;

b.	Oiltanking LP, Houston Ship Channel;

c.	Kinder Morgan Liquids Terminal, Pasadena, Texas;

d.	Kinder Morgan Crude & Condensate Galena Park Splitter, Houston Ship Channel;

e.	Such other delivery points on KMCC as KMCC may add at a later date; and

f.	Any other delivery point agreed to by PVOG and Republic.

8.	Price. For each barrel of crude oil sold and delivered by Republic to PVOG hereunder, PVOG agrees to pay Republic the Base Price.
ARTICLE III
OUTRIGHT SALES OF CRUDE OIL BY PVOG TO REPUBLIC
If PVOG desires to make an outright sale of crude oil to Republic at any location, then such transaction shall be reflected in a Crude Oil Sale Agreement in substantially the form attached hereto as Exhibit A.
ARTICLE IV
GENERAL PROVISIONS

1.	Term. This Agreement shall be in effect for the period commencing on the Effective Date and ending on May 31, 2026 (the "Term").

2.
Contaminated Oil. Should PVOG deliver crude oil to Republic that fails to meet the Specifications (other than if such failure is attributable to third party volumes commingled with PVOG's crude oil while in Republic or Republic Midstream, LLC's (or any applicable successor) control and possession), then PVOG shall pay or reimburse all costs and expense incurred by Republic for the removal, disposal or treatment of PVOG's Off-Spec Product and any damage to KMCC or associated tankage and facilities resulting from such Off-Spec Product, including, but not limited to, damage to crude oil in tankage due to commingling of PVOG's Off-Spec Product in Republic's tankage at the DeWitt Station. If PVOG desires to tender crude oil outside of the Specifications (excluding any crude oil tendered whereby the nonconformance is attributable to third party volumes commingled with PVOG's crude oil while in Republic or Republic Midstream, LLC's (or any applicable successor) control and possession), such product must first be approved by Republic at Republic's sole discretion. If any additional or special equipment is required to measure, store or transport this product, PVOG will be responsible for these additional costs and also the costs of necessary cleaning and restoration to return the equipment to its previous operating condition.

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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3.
Manner of Payment. In the event of any transactions pursuant to Article II of this Agreement, on or before the 20th day of each month, Republic shall render to Shipper a statement showing, for the immediately preceding month, the amounts owed by each Party pursuant to such transactions and showing the net amount that PVOG owes Republic. PVOG shall pay the net amount shown on such statement within ten (10) days following the date of Republic's statement. Either Party or its agent shall have the right, upon ten (10) days prior written notice and at reasonable times during business hours, but in no event more frequently than once per calendar year, and at its sole risk, cost and expense, to examine the books and records of the other Party to the extent necessary to audit and verify the accuracy of any statement made pursuant to this Agreement. In the event an error is discovered in any such statement, and such error is not disputed in writing by the other Party, such error shall be adjusted without interest or penalty as soon as reasonably possible, but in any event, within two (2) months from the date that such error is determined and agreed upon by the Parties; provided however, that any such statement is hereby deemed final as to both Parties unless disputed in writing within two (2) years from the date of such statement.

4.
Warranty of Title and Authority to Sell. PVOG hereby warrants that (i) the title to the portion of the crude oil sold and delivered hereunder that is owned by PVOG is free and clear of all liens and encumbrances and (ii) as to the remaining portion of the crude oil sold and delivered hereunder, PVOG has the right and authority to sell and deliver such crude oil for the benefit of the true owners thereof. PVOG further warrants that the crude oil has been produced, handled and transported to the delivery point hereunder in accordance with the laws, rules and regulations of all governmental authorities having jurisdiction thereof. PVOG shall indemnify and hold Republic harmless from and against any and all cost, damage and expense suffered and incurred by reason of any failure of the title so warranted or any inaccuracy in the representation of PVOG's right and authority to sell such crude oil made herein.

5.
Taxes. Except in the event of an outright sale to Republic in accordance with Article III of this Agreement, PVOG shall be responsible for the payment of severance taxes and PVOG hereby directs Republic to not withhold any amounts from the proceeds allocable to the sale and delivery of crude oil for the payment of such taxes. PVOG also agrees to indemnify Republic for any liability Republic incurs with respect to the payment of severance taxes.

6.	Force Majeure.

a.
Excused Performance. Neither Party shall be liable in damages or in any other remedy, legal or equitable, to the other Party for nonperformance or delay in performing its obligations under this Agreement to the extent such non-performance or delay is due or results from a Force Majeure Event or Enumerated Circumstance, and neither Party shall be required to perform hereunder (other than an obligation to make payments due and owing under this Agreement unless such payment is not permitted by applicable laws and regulations) to the extent and for the duration of any Force Majeure Event or Enumerated Circumstance.

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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b.
Definitions: "Force Majeure Event" means any act, event, condition or occurrence that (i) prevents the affected Party from performing its obligations under this Agreement; (ii) is unforeseeable and beyond the reasonable control of and not the fault of the affected Party; and (iii) such affected Party has been unable to overcome by the exercise of due diligence. "Enumerated Circumstance" means any the following acts, events, conditions and occurrences: (A) act of God, fire, lightning, landslide, earthquake, storm, hurricane, flood, washout or explosion; (B) act of war, act of terrorism, blockade, insurrection, riot, order or act of civil or military authority; and (C) act, law, rule, regulation, order or requisition of any governmental authority.

c.
Exclusions from Force Majeure and Enumerated Circumstance. Notwithstanding anything to the contrary set forth in this Agreement, none of the following shall, under any circumstances, constitute a Force Majeure Event or Enumerated Circumstance (as the case may be): (i) the lack of financial resources, or the inability of a Party to secure funds or make payments as required by this or any other Agreement; (ii) adverse market, financial or other economic conditions, including changes in market conditions, including changes that either directly or indirectly affect the demand for or price of petroleum products, natural gas products or crude oil; (iii) availability of more attractive markets for crude oil; (iv) PVOG's inability to receive, transport or deliver crude oil to, on or from KMCC under the terms of this Agreement in a manner that PVOG deems economic; (v) Republic's inability to receive, transport or deliver crude oil to, on or from KMCC under the terms of this Agreement in a manner that Republic deems economic; (vi) PVOG's inability to receive, transport or deliver crude oil to, on or from KMCC under the terms of this Agreement due to any cause or event whatsoever arising from or related to any condition upstream of the DeWitt Station; or (vii) inefficiencies in operations.

d.
Notice of Force Majeure or Enumerated Circumstance Event. The Party affected by the Force Majeure Event or Enumerated Circumstance (as the case may be) shall: (i) promptly, but in all cases within five (5) days of the date the affected Party had knowledge of the Force Majeure Event or Enumerated Circumstance (as the case may be), notify the other Party in writing giving reasonably full particulars of the cause and expected duration of the Force Majeure Event or Enumerated Circumstance (as the case may be); (ii) keep the other Party informed of all significant developments; (iii) describe in its initial notice the efforts undertaken, or to be undertaken, by the affected Party to avoid, overcome the impacts of, or remove the Force Majeure Event or Enumerated Circumstance (as the case may be) and to minimize the potential adverse effects of non-performance due to the Force Majeure Event or Enumerated Circumstance (as the case may be); and (iv) not be relieved of liability for a Force Majeure Event or Enumerated Circumstance (as the case may be) in the event such Party fails to comply with the requirements of this Section 6.d.

e.
Affected Party's Duty to Mitigate. A Party that suspends performance for a claimed Force Majeure Event or Enumerated Circumstance (as the case may be) shall take all steps that are commercially reasonable to mitigate the damages to either Party arising therefrom.

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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f.
Extension of Term. For each period that performance was suspended in excess of fourteen (14) days for a claimed Force Majeure Event or Enumerated Circumstance ("Suspension Period"), the Term of this Agreement shall be extended by the cumulative number of days from all Suspension Periods over the Term ("FM Extension Period"), so that the Parties may complete the performance that would otherwise have occurred but for the suspension. If the last day of the FM Extension Period ends on a day that is not the last day of a calendar month, then PVOG may elect at its option to continue selling volumes protected from proration up to its Commitment for the remaining days in the then current calendar month, subject to Republic's nomination and scheduling policies, for the sole purpose of providing PVOG with the ability to conform to standard monthly crude oil marketing contracts.

g.
Suspension of Obligations. If any Force Majeure Event or Enumerated Circumstance (as the case may be) claimed by Republic causes the suspension of the services provided hereunder to PVOG, PVOG's obligation to pay the Transportation Deduction and the Deficiency Fee shall be suspended for each day that such Force Majeure Event or Enumerated Circumstance (as the case may be) continues.

7.
Prevailing Document. In the event of any conflict between the provisions of this Agreement and the provisions of any applicable division order executed in accordance with the terms hereof, the provisions of this Agreement shall control.

8.
Assignment. No assignment of this Agreement shall be made by either Party except to a person or entity that is acquiring all or substantially all of the assets of such Party contemporaneous with such assignment.

9.
Notice. Except as expressly provided herein, any notice shall be sent by certified mail, FedEx, fax or email. Such communication shall be deemed to have been given and received upon receipt of the recipient's answerback and shall be effective at such time.

Republic
Republic Midstream Marketing, LLC
c/o ArcLight Capital Partners, LLC
200 Clarendon Street, 55th Floor
Boston, MA 02117
Attn: Christine Miller
Email: cmiller@arclightcapital.com
Facsimile: (617) 867-4698
With a copy to:
Republic Midstream, LLC
10300 Town Park Dr., Suite SE1000
Houston, TX 77072
Attn: David Lipp
Email: dlipp@republicmidstream.com
Facsimile: (281) 849-9009
and:

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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American Midstream Partners, L.P.
1400 16th Street, Suite 310
Denver, CO 80202
Attn: William B. Mathews
Email: bmathews@americanmidstream.com
Facsimile: (720) 457-6040
PVOG
Penn Virginia Oil & Gas, L.P.
840 Gessner Road, Suite 800
Houston, TX 77024
Attention: Jill T. Zivley
Email: jill.zivley@pennvirginia.com
Facsimile: (713) 722-6601
PVOG Guarantor
Penn Virginia Corporation
Four Radnor Corporate Center, Suite 200
100 Matsonford Road
Radnor, PA 19087-4564
Attention: General Counsel
Email: nancy.snyder@pennvirginia.com
Facsimile: (610) 687-3688
With a copy:
Penn Virginia Corporation
Four Radnor Corporate Center, Suite 200
100 Matsonford Road
Radnor, PA 19087-4564
Attention: General Counsel
Email: nancy.snyder@pennvirginia.com
Facsimile: (610) 687-3688
Notices of change of address of either Party shall be given in writing to the other in the manner aforesaid and shall be observed in the giving of all future notices, statements or other communications required or permitted to be given hereunder.

10.
Limitation of Damages. Neither PVOG nor Republic shall be liable for specific performance, lost profits or other business interruption damages, or for special, consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected to the performance, the suspension of performance, the failure to perform or the termination of this Agreement.

11.
Compliance with Laws. Each Party shall, in the performance of this Agreement, comply with all applicable laws and regulations in effect on the date this Agreement is entered into, and as they may be amended from time to time.

12.	Governing Law. This Agreement shall be governed by, construed and enforced under the laws of the State of Texas without giving effect to its conflicts of laws principles.

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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13.
Entire Agreement. This Agreement (including the General Provisions referenced below) contains the entire agreement of both parties and supersedes all correspondence, representations, prior agreements, oral or written, in connection with the subject matter of this Agreement. The Parties confirm that they have not entered into this Agreement in reliance upon any representations that may have been given by the other party. No amendment, modification or waiver of any provision of this Agreement or of any right, power or remedy shall be effective unless made expressly and in writing. No waiver of any breach of any provision of this Agreement shall be considered to be a waiver of any subsequent or continuing breach of that provision or release, discharge or prejudice the right of the waiving party to require strict performance by the other party of any other provisions of this Agreement.

14.
General Provisions: Except as described above, ConocoPhillips (formerly CONOCO) General Provisions dated January 1, 1993, amended August 1, 2009, shall govern this transaction and are hereby incorporated by reference. The term "buyer," as used in the Agreement shall mean (i) PVOG as to the crude oil purchased hereunder by PVOG and (ii) Republic as to the crude oil purchased hereunder by Republic. To the extent of any conflict between the provisions herein and any provisions incorporated herein (by Exhibit or otherwise), the provisions of this Agreement shall govern.

ARTICLE V
GUARANTEE

1.	Guarantee.

a.
In consideration of Republic entering into this Agreement, PVOG Guarantor unconditionally and irrevocably guarantees to Republic the due and punctual performance of each of PVOG's obligations to Republic pursuant to this Agreement (such obligations, the "Guaranteed Obligations"), as and when provided in this Agreement. PVOG Guarantor shall be liable for the payment of the Guaranteed Obligations (if not timely paid by PVOG), as set forth in this Article V, as a primary obligor, and not as a mere surety. The guaranty in this Article V is a continuing guaranty of payment and performance and not a guaranty of collection. If PVOG fails to pay the Guaranteed Obligations when due, or any part thereof, PVOG Guarantor shall, on written demand and without further notice of nonpayment, or any other notice whatsoever, pay the amount due and payable thereon to Republic as required per the terms of this Agreement, and it shall not be necessary for Republic, in order to enforce such payment or performance by PVOG Guarantor, first to institute suit or pursue or exhaust any rights or remedies against PVOG or others liable for such payment or performance. PVOG Guarantor's liability hereunder shall be limited to the payment or performance obligations expressly required of PVOG under this Agreement.

b.
PVOG Guarantor hereby agrees that Republic's rights or remedies and all of PVOG Guarantor's obligations under the terms of the guaranty in this Article V shall remain in full force and effect and shall not be released or affected by, or deemed to be satisfied by, and PVOG Guarantor shall not be released (by virtue of any applicable

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

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law, arrangement or relationship) by, any act or omission to act or delay of any kind by Republic, any other guarantor of the Guaranteed Obligations or any other person or entity or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of PVOG Guarantor's obligations hereunder, and the liability of PVOG Guarantor under the guaranty under this Article V shall be absolute and unconditional irrespective thereof.

c.
In the event any payment by PVOG or any other person or entity (other than PVOG Guarantor) to Republic in respect of the Guaranteed Obligations is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar applicable law, or if for any other reason, Republic is required to refund such payment or pay the amount thereof to any other creditor, such payment by PVOG or such other person or entity to Republic shall not constitute a release of PVOG Guarantor from any liability hereunder, and the guaranty under this Article V shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Republic of this Guaranty or of PVOG Guarantor), as the case may be, with respect to, and the guaranty under this Article V shall apply to, any and all amounts so refunded by Republic or paid by Republic to another person or entity (which amounts shall constitute part of the Guaranteed Obligations). Notwithstanding the foregoing, the obligations of PVOG Guarantor hereunder at any time shall be limited to the maximum amount as will result in the obligations of PVOG Guarantor hereunder not constituting a fraudulent transfer or conveyance to the extent applicable to this Agreement and the obligations of PVOG Guarantor hereunder.

d.
PVOG Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by applicable law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person or entity against PVOG, any other guarantor of all or any part of the Guaranteed Obligations or any other person or entity. Notwithstanding the foregoing or anything else to the contrary contained herein, PVOG Guarantor reserves to itself all rights, counterclaims and other defenses to its obligations hereunder which PVOG is or may be entitled to arising from or out of this Agreement, except to the extent such defenses are expressly waived in the preceding sentence.

[Signature page follows]

This document evidences our understanding of the entire agreement and shall constitute the formal contract.
REPUBLIC MIDSTREAM MARKETING, LLC
By: /s/ Daniel R. Revers
Name:    Daniel R. Revers
Title:    President

PENN VIRGINIA OIL & GAS, L.P.
By:    Penn Virginia Oil & Gas GP LLC,
its general partner
By: /s/ R. Seth Bullock
Name:    R. Seth Bullock
Title:    CRO

PENN VIRGINIA CORPORATION
By: /s/ R. Seth Bullock
Name:    R. Seth Bullock
Title:    CRO

Exhibit A
Form of Crude Oil Sale Agreement
(Used for Outright Sales of Crude Oil by PVOG to Republic)
See attached

CRUDE OIL SALE AGREEMENT
Republic Contract Number: [___]
PVOG Contract Number: [___]
This Crude Oil Sale Agreement ("Agreement") is made effective as of [?], 20[?] by and between Penn Virginia Oil & Gas, L.P. ("Seller") and Republic Midstream Marketing, LLC ("Buyer").
WHEREAS, Seller agrees to sell and deliver and Buyer agrees to purchase and receive crude oil under the terms and conditions set forth herein:

1.	Quantity. [___]

2.	Quality Requirements. [__]

3.	Price. [__]

4.	Delivery Point / Title and Risk of Loss. Delivered at [__]. Title to and risk of loss, contamination or damage to the crude oil shall pass from Seller to Buyer [__].

5.	Term. This Agreement shall be in effect for an initial period commencing [?], 20[?] and shall remain in effect until cancelled by either party on 30 days advanced written notice (the "Term").

6.
Quality and Tests. All measurements hereunder shall be made from static tank gauges on 100 percent tank table basis or by positive displacement meters. All measurements and tests shall be made in accordance with the latest ASTM or ASME-API (Petroleum PD Meter Code) published methods then in effect, whichever apply. Volume and gravity shall be adjusted to 60 degrees Fahrenheit by the use of Table 6A and 5A of the Petroleum Measurement Tables ASTM Designation D1250 in their latest revision. The crude oil delivered hereunder shall be marketable and acceptable in the applicable common or segregated stream of the carriers involved but not to exceed 1% S&W. Full deduction for all free water and S&W content shall be made according to the API / ASTM Standard Method then in effect. Either party shall have the right to have a representative witness all gauges, tests, and measurements.

7.
Manner of Payment. Buyer shall make payment for crude oil sold and delivered by wire on the twentieth (20th) day of the month following the month of delivery, without any withholding, offset, counterclaim or deduction of any kind, into Seller's nominated bank account with full value, against presentation by Seller of Seller's commercial invoice with truck meter tickets evidencing net quality and quantity. If payment falls due on a Sunday or a Monday non-Business Day, then payment shall be made on the first following Business Day. If payment falls on a Saturday or non-Monday holiday, then payment shall be made on the preceding Business Day. "Business Day" means a weekday on which banks are open for general commercial business in New York.

8.
Warranty of Title and Authority to Sell. Seller hereby warrants that (i) the title to the portion of the crude oil sold and delivered hereunder that is owned by Seller is free and clear of all liens and encumbrances and (ii) as to the remaining portion of the crude oil sold and delivered hereunder, Seller has the right and authority to sell and deliver such crude oil for the benefit of the true owners thereof. Seller further warrants that the crude oil has been produced, handled and transported to the delivery point hereunder in accordance with the laws, rules and regulations of all governmental authorities having jurisdiction thereof. Seller shall indemnify and hold Buyer harmless from and against any and all cost, damage and expense suffered and incurred by reason of any failure of the title so warranted or any inaccuracy in the representation of Seller's right and authority to sell such crude oil made herein.

9.	Taxes. Buyer is hereby directed to withhold from the proceeds allocable to the sale and delivery of crude oil hereunder the amount of severance taxes.

10.
Prevailing Document. In the event of any conflict between the provisions of this agreement and the provisions of any applicable division order executed in accordance with the terms hereof, the provisions of this agreement shall control.

11.
Notice. Except as expressly provided herein, any notice shall be sent by certified mail, FedEx, fax or email. Such communication shall be deemed to have been given and received upon receipt of the recipient's answerback and shall be effective at such time.

Buyer
Republic Midstream Marketing, LLC
[__]
[__]
Attention: [__]
Fax: [__]
Email: [__]
Seller
Penn Virginia Oil & Gas, L.P.
[__]
Attention: [__]
Fax: [__]
Email: [__]

12.
Limitation of Damages. Neither Seller nor Buyer shall be liable for specific performance, lost profits or other business interruption damages, or for special, consequential, incidental, punitive, exemplary or indirect damages, in tort, contract or otherwise, of any kind, arising out of or in any way connected to the performance, the suspension of performance, the failure to perform or the termination of this Agreement.

13.
Compliance with Laws. Each Party shall, in the performance of this Agreement, comply with all applicable laws and regulations in effect on the date this Agreement is entered into, and as they may be amended from time to time.

14.	Governing Law. This Agreement shall be governed by, construed and enforced under the laws of the State of Texas without giving effect to its conflicts of laws principles.

15.
Entire Agreement. This Agreement contains the entire agreement of both parties and supersedes all correspondence, representations, prior agreements, oral or written, in connection with the subject matter of this Agreement. The parties confirm that they have not entered into this Agreement in reliance upon any representations that may have been given by the other party. No amendment, modification or waiver of any provision of this Agreement or of any right, power or remedy shall be effective unless made expressly and in writing. No waiver of any breach of any provision of this Agreement shall be considered to be a waiver of any subsequent or continuing breach of that provision or release, discharge or prejudice the right of the waiving party to require strict performance by the other party of any other provisions of this Agreement.

16.
General Provisions: Except as described above, ConocoPhillips (formerly CONOCO) General Provisions dated January 1, 1993, amended August 1, 2009, shall govern this transaction and are hereby incorporated by reference.

[Signature page follows]

This document evidences our understanding of the entire agreement and shall constitute the formal contract.
BUYER
REPUBLIC MIDSTREAM MARKETING, LLC
By:
Name:
Title:
SELLER
PENN VIRGINIA OIL & GAS, L.P.
By:    Penn Virginia Oil & Gas GP LLC,
its general partner
By:
Name:
Title:

* Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Exchange Act of 1934, as amended.

US-DOCS\70393074.6